EXHIBIT 5.1
[Letterhead of Faegre Drinker Biddle & Reath LLP]
August 6, 2021

Hamilton Lane Incorporated
110 Washington Street, Suite 1300
Conshohocken, PA 19428

Re: Registration Statement on Form S-3

Ladies and Gentlemen:
We have acted as counsel to Hamilton Lane Incorporated, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to the contemplated offering by the Company from time to time of Class A Common Stock of the Company, par value $0.001 per share (the “Shares”).
In this capacity, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation and the Company’s Amended and Restated Bylaws (each as amended as of the date hereof), resolutions of the Company’s Board of Directors, the Registration Statement, and such other documents and corporate records relating to the Company and the issuance and sale of the Shares as we have deemed appropriate.
We have relied upon certificates of public officials as to the accuracy of matters addressed therein and with respect to certain factual matters, upon certificates of and information provided by officers and employees of the Company as to the accuracy of such factual matters, in each case without independent verification thereof or other investigation. In all cases, we have assumed the legal capacity of each natural person signing any of the documents and corporate records examined by us, the genuineness of signatures, the authenticity of documents submitted to us as originals, the conformity to authentic original documents of documents submitted to us as copies and the truth, accuracy and completeness of all corporate records and other information made available to us by the Company.
Based on and subject to the foregoing and to the other qualifications and assumptions expressed herein, we are of the opinion that the Shares, when the terms of the issuance and sale thereof have been duly approved by the Board of Directors of the Company in conformity with the Company’s Amended and Restated Certificate of

Hamilton Lane Incorporated
August 6, 2021

Incorporation, and when issued and delivered against payment of the consideration therefor in accordance with such terms, will be validly issued, fully paid and non-assessable by the Company.
In connection with the opinions expressed above, we have assumed that, at or before the time of the delivery of any such security, (i) the Registration Statement (and any amendments or supplements relating thereto) shall have become effective and such effectiveness shall not have been terminated or rescinded; (ii) a prospectus supplement and any other offering material with respect to the offered Shares shall have been filed with the Commission in compliance with the Securities Act and the rules and regulations thereunder; (iii) the Company remains duly organized, validly existing and good standing under the law of the State of Delaware; (iv) there shall not have occurred any change in law or the Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws affecting the validity or enforceability of such security; (v) no Shares shall be issued for less than the par value thereof; and (vi) upon the issuance of any Shares, the total number of Shares issued and outstanding will not exceed the total number of Shares that the Company is then authorized to issue under its Amended and Restated Certificate of Incorporation. We have also assumed that the issuance and delivery of such security and compliance by the Company with the terms of such security will not violate any applicable law or result in a violation of any provision of any instrument or agreement then binding upon the Company or any restriction imposed by any court or governmental body having jurisdiction over the Company.
The opinion is rendered as of the date first written above and is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters. We express no opinion concerning the laws of any jurisdiction other than the General Corporation Law of the State of Delaware (including the statutory provisions, all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting the foregoing).
We hereby consent to the reference to our firm under the caption “Legal Matters” in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the categories of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Commission issued thereunder.

Hamilton Lane Incorporated
August 6, 2021

Very truly yours,

FAEGRE DRINKER BIDDLE & REATH LLP

By: /s/ Matthew H. Meyers
Matthew H. Meyers, Partner